                                                                                              EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 12, 2001, included (or incorporated by reference) in Edison International's
Annual Report on Form 10-K for the year ended December 31, 2000, and our report dated June 25, 2001, included in the Southern California Edison Company Stock Savings Plus Plan on Form 11-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Los Angeles, California
November 27, 2001